As filed with the Securities and Exchange Commission on August 29, 2025.
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOPRO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3861	77-0629474
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3025 Clearview Way
San Mateo, California 94402
(650) 332-7600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brian McGee
Chief Financial Officer
3025 Clearview Way
San Mateo, California 94402
(650) 332-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dawn Belt, Esq.
Julia Forbess, Esq.
Fenwick & West LLP
555 California Street
San Francisco, California 94104
(415) 875-2300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 29, 2025
Warrants to Purchase up to 11,076,968 Shares of Common Stock
11,076,968 Shares of Common Stock Underlying the Warrants
GoPro, Inc.
This prospectus relates to the resale of warrants (the “Warrants”) to purchase up to 11,076,968 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) of GoPro, Inc. (the “Company,” “we,” “our” or “us”) by the selling stockholder listed in this prospectus or its permitted transferees (the “Selling Stockholder”). The Warrants were issued to the Selling Stockholder in connection with, and pursuant to the terms of, that certain Second Lien Credit Agreement dated August 4, 2025, by and among us, certain of our subsidiaries from time to time as guarantors, Mateo Financing, LLC, as lender, and Farallon Capital Management, L.L.C., as administrative agent and as collateral agent and that certain warrant agreement (the “Warrant Agreement”) with Mateo Financing, LLC dated August 4, 2025. This offering also relates to (and this prospectus covers) the resale by the Selling Stockholder of up to 11,076,968 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”).
The Warrants are immediately exercisable for shares of our Common Stock in whole or in part, at an exercise price of $1.25 per share and may be exercised for a period of ten years following the issuance date.
The Warrants were issued to the Selling Stockholder in a private placement offering (the “Private Placement”). For additional information about the Private Placement, see “Private Placement of Warrants” on page 12 of this prospectus.
We will not receive any proceeds from the resale or other disposition of the Warrants or the Warrant Shares by the Selling Stockholder. See “Use of Proceeds” beginning on page 11 and “Plan of Distribution” beginning on page 15 of this prospectus for more information. Although we have been advised by the Selling Stockholder that the Selling Stockholder holds the Warrants and the Warrant Shares for its own account, for investment purpose in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such Warrants or the Warrant Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that the Selling Stockholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of the Warrants or the Warrant Shares by the Selling Stockholder and any discounts, commissions or concessions received by the Selling Stockholder are deemed to be underwriting discounts and commissions under the Securities Act.
There is currently no public market for the Warrants. We do not intend to apply for listing of the Warrants on a national securities exchange or over the counter market.
Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “GPRO.”
On August 28, 2025, the last reported sale price of our Common Stock was $1.66 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.
The date of this prospectus is                , 2025.

TABLE OF CONTENTS
Prospectus
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, offer and sell our securities, as described in this prospectus, in one or more offerings. We will not receive any proceeds from the sale by the Selling Stockholder of the securities offered by them described in this prospectus.
Neither we nor the Selling Stockholder have authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. Neither we nor the Selling Stockholder take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.
This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
For investors outside the United States, neither we nor the Selling Stockholder has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Cautionary Note Regarding Forward-Looking Statements.” In this prospectus, unless context requires otherwise, references to “we,” “us,” “our,” or “the Company” refer to GoPro, Inc., a Delaware corporation and its consolidated subsidiaries.
Overview
GoPro, Inc.
Overview
GoPro helps the world capture and share itself in immersive and exciting ways. Our cameras, mountable and wearable accessories, subscription and service, and implied post contract support have generated substantially all of our revenue. We sell our products globally through retailers, distributors, and on GoPro.com.
Our product offerings include cameras, mounts and accessories, lifestyle gear, applications, and subscription and services. See Products for additional information.
Our Strategy
Helping our consumers capture and share their experiences in immersive and exciting ways is at the core of our mission and business. We are committed to developing solutions that create an easy, seamless experience for consumers to capture, create, and share engaging personal content with a focus on enabling capture beyond the phone, targeting markets where GoPro can add value, performance, and differentiation. When consumers use our cameras, accessories, and subscription and services, they often generate and share content that increases awareness for GoPro, driving a virtuous cycle and a self-reinforcing demand for our cameras, accessories, and subscription and services. We believe revenue growth will be driven by the introduction of new types and categories of cameras, accessories, lifestyle gear, and subscription and service offerings. Additionally, we believe our investments in hardware, cloud, and mobile software solutions have yielded a solid foundational experience for consumers that we will continue to build upon. Consumers can choose between numerous channels to purchase our hardware products, which are sold through a global network of retailers and GoPro.com. In addition, consumers may purchase our subscriptions through GoPro.com or via the Quik mobile app.
Products
Cameras
•HERO13 Black is our flagship camera launched in September 2024, featuring our GP2 processor, HyperSmooth 6.0 image stabilization, hybrid-log gamma and high dynamic range photos and videos in 5.3K at 60 frames per second (FPS) and 4K at 60 FPS, and a higher capacity battery resulting in longer runtimes and improved thermal performance. HyperSmooth 6.0 image stabilization features AutoBoost, which analyzes up to 4x more data compared to HyperSmooth 5.0 while supporting 360-degree Horizon Lock. The HERO13 Black also includes 10-bit color video at up to 5.3K video at 60 FPS, 27-megapixel photo resolution, 8:7 aspect ratio video for a larger vertical field of view, HyperView, which allows for a 16:9 field of view, Superview, and Horizon Leveling. The HERO13 Black also includes a front-facing and rear touch display, TimeWarp 3.0, a Timecode Sync feature, and a Night Effects Time Lapse feature. Additionally, we offer our HERO13 Black Creator Edition, which combines the HERO13 Black, Volta, Enduro Battery, Media Mod, and Light Mod to create professional-quality videos. We also offer two new Mods for the HERO13 Black to allow users to transform their HERO13 Black into a production powerhouse. The Ultra Wide Lens Mod is an ultra wide-angle digital lens for 4K video at 60 FPS, the Macro Lens Mod allows the HERO13 Black to focus on objects 4x closer than prior generation cameras. We released the Anamorphic Lens Mod in the second quarter of 2025, which captures ultra wide-angle footage with reduced distortion and lets anyone tell their stories using the 21:9 aspect ratio used in feature films.
•HERO12 Black features our GP2 processor, HyperSmooth 6.0 image stabilization, HDR photos and videos in 5.3K at 60 FPS and 4K at 60 FPS, and wireless audio support for Apple AirPods and other Bluetooth devices. The HERO12 Black also includes 10-bit color video at up to 5.3K video at 60 FPS, 27-megapixel photo resolution, 8:7 aspect ratio video for a larger vertical field of view, and HyperView, which allows for a 16:9 field of view. The HERO12 Black also includes the Enduro Battery, which improves the camera performance in both cold and moderate temperatures, a front-facing and rear touch display, TimeWarp 3.0, a Timecode Sync feature, and a Night Effects Time Lapse feature. Our HERO12 Black Creator Edition is an all-in-one content capturing bundle that makes vlogging, filmmaking and live streaming easier than ever. HERO12 Black Creator Edition combines the HERO12 Black, Volta, Enduro Battery, Media Mod, and Light Mod to create professional-quality videos. We also offer prior generation flagship cameras such as the HERO11 Black and HERO10 Black cameras.
•HERO launched in 2024 and is our smallest and lightest version of a HERO camera featuring a one button design and touch display. The HERO camera shoots videos at up to 4K at 30 FPS and in 4:3 aspect ratio for a wider, more immersive video, captures photos with 12-megapixel resolution, and has a slow-motion setting of up to 2.7K at 60 FPS. The HERO camera captures content with a wide field of view lens so that HyperSmooth image stabilization can be applied in the Quik mobile app.
•MAX is our waterproof 360-camera featuring MAX HyperSmooth image stabilization, 360-degree MAX TimeWarp Video, MAX SuperView, PowerPano, built-in mounting, high-quality audio, live streaming, voice control and a front facing touch display. MAX HyperSmooth provides high performance video stabilization, while MAX SuperView provides a wide field of view. PowerPano allows users to capture a 6.2mp, 270-degree panoramic photo with the push of a button and creates an artifact-free shot of action or movement. Our MAX camera features six built-in microphones that allow users to capture immersive 360-degree audio and directional audio for vlogging and includes a MAX Enduro battery which increases recording time and improves cold-weather performance. The Quik mobile app also includes editing tools for our MAX camera such as subject tracking and keyframe-based reframing.
Mounts and accessories
We offer a wide range of mounts and accessories, either bundled with a camera or sold separately, that enhance the functionality and versatility of our cameras and enable consumers to capture their experiences during a variety of activities or moments from different viewpoints. We also produce and sell camera attachments called Mods, which allow users to transform their HERO13 Black, HERO12 Black, and HERO11 Black cameras into a production powerhouse. The Ultra Wide Lens Mod for the HERO13 Black is an ultra wide-angle digital lens for 4K video at 60 FPS, the Macro Lens Mod allows the HERO13 Black to focus on objects 4x closer than prior generation cameras and the ND Filter 4-Pack allows the HERO13 Black to create motion blur. We released the Anamorphic Lens Mod for the HERO13 Black in the second quarter of 2025, which captures ultra wide-angle footage with reduced distortion and lets anyone tell their stories using the 21:9 aspect ratio used in feature films. The Media Mod provides an integrated directional microphone, the Light Mod illuminates a scene and the Display Mod allows users to frame themselves during self-capture. These three Mods are compatible with the HERO13 Black, HERO12 Black and HERO11 Black cameras. In addition, we offer Max Lens Mod 2.0 that brings Max HyperSmooth video stabilization and an ultra-wide-angle digital lens for photos and videos to the HERO13 Black and HERO12 Black cameras. Other equipment-based mounts include helmet, handlebar, roll bar and tripod mounts. Our 3-way mount is a 3-in-1 mount that can be used as a camera grip, extension arm or tripod, and our floating mounts such as the Handler and Floaty, allow our cameras to float in water. We also enable consumers to wear mounts on their bodies with the use of our magnetic swivel clip, chest harness and head strap. Additionally, we offer spare batteries, dive filters and charging accessories, and cables to connect our GoPro cameras to computers, laptops, and television monitors. Our accessories expand the features, versatility, and convenience of our cameras.

Programs and subscriptions
•Opt-In AI training program launched in August 2025 and is an opt-in program that enables U.S. subscribers to monetize their GoPro cloud-based video content by making their content available to license to train third-party artificial intelligence (AI) models. GoPro subscribers can opt-in to make their user-generated content available for license to leading technology companies seeking diverse, real-world footage to enhance the performance and accuracy of their AI models. GoPro subscribers will earn 50% of the license revenue that GoPro expects to generate on their behalf.
•Premium subscription is a subscription service that includes unlimited cloud storage of GoPro content supporting source video and photo quality, damaged camera replacement, cloud storage up to 25 gigabytes (GB) of non-GoPro content, the delivery of highlight videos automatically via our mobile app when GoPro camera footage from compatible cameras is uploaded to the user’s GoPro cloud account using Auto Upload, access to a high-quality live streaming service on GoPro.com as well as discounts on GoPro cameras, lifestyle gear, mounts and accessories. Our HERO5 Black and newer cameras automatically upload photos and videos to a subscriber’s GoPro account at the highest possible quality, while our HERO7 Black and newer cameras can access our live-streaming service.
•Premium+ subscription launched in February 2024 and is a subscription service that includes all the same features included in our Premium subscription, cloud storage up to 500 GB of non-GoPro content, and HyperSmooth Pro. HyperSmooth Pro offers HyperSmooth Pro stabilization with real time playback, lens correction, batch export, the reframe tool, frame grab and trim tool.
•Quik subscription is an important offering in expanding our total addressable market to those who value organizing the visual moments of their lives with footage from any phone or camera. Quik subscribers can conveniently share their favorite photos or videos to the Quik mobile app where those special “keeper” photos or videos will be added to a private “Mural” feed within the app. The Quik subscription provides access to a suite of powerful yet simple single-clip and multi-clip editing tools which allow users to edit photos or videos and create cinematic stories to showcase their life moments.
Applications
We offer mobile and web applications, and desktop plugins that provide a complete media workflow for archiving, editing, multi-clip story creation, and sharing content on the fly. Our Quik mobile app provides the primary experience for users of the Premium+, Premium and Quik subscriptions and is an integration point for GoPro camera owners into the GoPro software ecosystem. The primary goal of the Quik mobile app is to enable users to get the most out of their favorite photos and videos from any phone or camera. This includes a simplified but powerful experience for offloading, backup, editing, story creation and sharing of user’s media. Our Quik mobile app makes it easy for users to get the most out of their favorite photos and videos no matter which phone or camera is used to capture the footage. Our GoPro Reframe plugin for Adobe Premier Pro and Adobe After Effects provides users with creative control over footage and enabling reframing, animated movements, motion blur transitions, and adjustments to lens curvature.
Lifestyle Gear
We offer a lifestyle gear lineup that melds our signature design and versatility across a line of bags, backpacks, and cases. We also offer an exclusive line of t-shirts, hats, and other soft goods that capture the spirit of the brand.
Company Information
We were originally incorporated as Woodman Labs, Inc. in California and began doing business as GoPro Inc. in February 2004. We reincorporated in Delaware in December 2011 and in February 2014, we changed our name to GoPro, Inc. Our principal executive offices are located at 3025 Clearview Way, San Mateo, California 94402, and our telephone number is (650) 332-7600.

The Offering

Warrants offered by the Selling Stockholder
Warrants to purchase up to 11,076,968 Warrant Shares. The Warrants are immediately exercisable, in whole or in part, at an exercise price of $1.25 per share (either through cash or cashless settlement) and may be exercised at any time until the ten-year anniversary of the issuance date. This prospectus also relates to the resale by the Selling Stockholder of up to 11,076,968 Warrant Shares.

Common Stock outstanding before this offering	131,924,549 shares of our Common Stock.

Class B common stock outstanding before this offering	26,258,546 shares of our Class B common stock

Common Stock to be outstanding immediately after this offering	143,001,517 shares of our Common Stock, assuming the full exercise of the Warrants.

Class B common stock to be outstanding immediately after this offering	26,258,546 shares of our Class B common stock

Use of proceeds	The Warrants and Warrant Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of Warrants or Warrant Shares of our Common Stock in this offering. See “Use of Proceeds.”

National Securities Exchange Listing
Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “GPRO.” On August 28, 2025, the last reported sale price of our Common Stock was $1.66 per share. There is currently no public market for the Warrants. We do not intend to apply for listing of the Warrants on a national securities exchange or over the counter market.

Risk Factors
See “Risk Factors” beginning on page 7 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities. In addition, before deciding whether to invest, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 11, 2025, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

The number of shares of our Common Stock and Class B common stock shown above to be outstanding after this offering is based on 131,924,549 shares of our Common Stock and 26,258,546 shares of our Class B common stock, par value $0.0001 per share, outstanding as of June 30, 2025, and excludes:
•2,189,845 shares of our Common Stock issuable upon exercise of options outstanding as of June 30, 2025, with a weighted average exercise price of $7.22 per share;
•2,898,215 shares of our Common Stock issuable upon the vesting of RSUs outstanding as of June 30, 2025 granted pursuant to our 2014 Equity Incentive Plan (“2014 Plan”);

•13,563,793 shares of our Common Stock issuable upon the vesting of RSUs outstanding as of June 30, 2025 granted pursuant to our 2024 Equity Incentive Plan (“2024 Plan”);
•710,519 shares of our Common Stock issuable upon the vesting of RSUs outstanding that were granted after June 30, 2025 pursuant to our 2024 Plan;
•439,142 shares of our Common Stock issued pursuant to our 2024 Employee Stock Purchase Plan after June 30, 2025;
•10,049,850 shares of our Common Stock issuable upon the conversion of outstanding convertible notes as of June 30, 2025;
•26,258,546 shares of our Common Stock issuable upon the conversion of outstanding shares of our Class B common stock; and
•18,626,850 shares of our Common Stock reserved and available for future issuance as of June 30, 2025 under our equity incentive plans, consisting of (1) 9,843,020 shares of our Common Stock reserved and available for issuance under our 2024 Plan as of June 30, 2025 (which number is prior to the options and RSUs granted after June 30, 2025 in the preceding bullets) and (2) 8,783,830 shares of our Common Stock reserved and available for issuance under our 2024 Employee Stock Purchase Plan as of June 30, 2025.

RISK FACTORS
Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described below, together with all of the other information set forth in this prospectus or incorporated herein by reference, including the consolidated financial statements and related notes, and the risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are incorporated by reference herein in their entirety. If any of the risks described herein or therein actually occur, our business, financial condition and results of operations could suffer.
Additional risks and uncertainties beyond those set forth in this prospectus or in our reports filed with the Commission and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks and uncertainties, whether set forth in this prospectus or in our reports filed with the Commission or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our securities could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.
Risks Related to This Offering
There is no public market for the Warrants being offered in this offering.
There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.
A holder of the Warrants purchased in this offering will have no rights as a holder of Common Stock until such holder exercises such Warrants and acquires our Common Stock.
Until a holder of the Warrants acquires shares of our Common Stock upon exercise of such Warrants, the holder will have no rights with respect to our Common Stock underlying such Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date. Notwithstanding the foregoing, the holder of the Warrants may be entitled to dividends or other distributions of the Company’s assets made to the holders of Common Stock in limited circumstances (the “Distribution Rights”).
The Warrants being offered are speculative in nature.
Notwithstanding the Distribution Rights, the Warrants do not confer any rights of Common Stock ownership on its holder, such as voting rights, but rather merely represents the right to acquire shares of Common Stock at a fixed price for a limited period of time. Moreover, following this offering, the market value of the Warrants, if any, will be uncertain and there can be no assurance that the market value of the Warrants will equal or exceed its imputed offering price. The Warrants will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, the Warrants may expire valueless.
Risks Relating to Our Common Stock and Other Securities
Our Common Stock may cease to be listed on The Nasdaq Global Select Market.
On March 25, 2025, we received notice from The Nasdaq Stock Market (“Nasdaq”) that we are not in compliance with the minimum bid price requirement of $1.00 per share for continued inclusion on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”). On August 5, 2025, we received notice from Nasdaq that our Common Stock has regained compliance with the Bid Price Requirement. However, should our Common Stock trade below the minimum Bid Price Requirement for 30 consecutive business days subsequent to August 5, 2025, Nasdaq will send a notice to us that, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), we will be provided with an initial compliance period of 180 calendar days from receipt of such notice in order to regain compliance with the Bid Price Requirement. To regain compliance, the closing bid price for our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to the end of the 180-day period.
We intend to continue to monitor the closing bid price of our Common Stock and expect to maintain the Bid Price Requirement. However, there can be no assurance that we will maintain compliance with the Bid Price Requirement in the future. The failure to meet the Bid Price Requirement and with other applicable Nasdaq listing rules may result in our Common Stock being delisted from The Nasdaq Global Select Market. If our Common Stock were to be delisted from The Nasdaq Global Select Market, we might or might not be eligible to list our Common Stock on another market. Such a delisting could negatively impact us by, among other things, reducing the liquidity and market price of our Common Stock.
Shares eligible for future sale may adversely affect our Common Stock price.
Sales of our Common Stock or other securities (including securities convertible into our Common Stock) in the public or private market, or the perception that these sales may occur, could cause the market price of our Common Stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our restated certificate of incorporation, we are authorized to issue up to 500,000,000 shares of Class A common stock, 150,000,000 shares of Class B common stock, and 5,000,000 shares of undesignated preferred stock. We cannot predict the size of future issuances of our Common Stock or other securities or the effect, if any, that future sales and issuances of our common stock and other securities would have on the market price of our Common Stock.
We have in place, or have agreed to file, registration statements for the resale of certain shares of our Common Stock held by certain of our lenders, including the registration statement of which this prospectus forms a part. All of our Common Stock sold pursuant to an offering covered by such registration statements will be freely transferable. In addition, shares of our Common Stock issued or issuable under our equity incentive plans have been registered on Form S-8 registration statements and may be freely sold in the public market upon issuance, except for shares held by affiliates who have certain restrictions on their ability to sell.
Future issuances of our shares of Common Stock could dilute your ownership interest in GoPro and reduce the market price of our shares of Common Stock.
In addition to potential issuances of our shares of Common Stock associated with acquisitions, in the future, we may issue additional securities to raise capital. We may also acquire interests in other companies by using a combination of cash and our Common Stock or just our Common Stock. We may also issue securities convertible into, or exercisable for, our Common Stock. Any of these events may dilute a stockholder’s ownership interest in GoPro and have an adverse impact on the price of our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained or incorporated herein by reference are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. All statements other than statements of historical fact contained or incorporated herein by reference, including without limitation statements regarding guidance, industry prospects, product and marketing plans, or future results of operations or financial position, are forward-looking statements. We intend that such forward-looking statements be subject to the safe harbors created thereby.
These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part II, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as those discussed in this prospectus, the documents incorporated by reference into this prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.
All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

MARKET, INDUSTRY AND OTHER DATA
Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus and the documents incorporated by reference into this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and the documents incorporated by reference into this prospectus.

USE OF PROCEEDS
The Warrants and Warrant Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of Warrants or Warrant Shares by the Selling Stockholder in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

PRIVATE PLACEMENT OF WARRANTS
On August 4, 2025, the Company entered into a second lien credit agreement (the “Second Lien Credit Agreement”) by and among us, certain of our subsidiaries from time to time as guarantors, Mateo Financing, LLC, as lender (the “Second Lien Lender”), and Farallon Capital Management, L.L.C., as administrative agent and as collateral agent, pursuant to which the Second Lien Lender would extend to GoPro a term loan in an aggregate principal amount of $50,000,000.
In connection with the Second Lien Credit Agreement, we entered into a warrant agreement (the “Warrant Agreement”) with the Second Lien Lender, whereby we agreed to issue the Warrants to the Second Lien Lender, which entitle the Second Lien Lender to purchase from the Company 11,076,968 shares of the Common Stock, at any time and from time to time after August 4, 2025 and on or prior to the close of business on August 4, 2035 (the “Expiration Date”), at an exercise price of $1.25 per share, subject to certain adjustments. The Warrants issued to the Second Lien Lender may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the Second Lien Lender would exceed the specified beneficial ownership limitation provided therein (which is currently 4.99% and may be adjusted upon advance notice) immediately after exercise thereof. We may also be required to repurchase up to $7.5 million of the Warrants if the Second Lien Lender is unable to sell the underlying shares of Common Stock under this registration statement or in certain limited circumstances.
Pursuant to the terms of the Warrants, we agreed to file a registration statement providing for the resale by the Second Lien Lender of the Warrant Shares within 30 calendar days from the date of the issuance of the Warrants. We agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to keep such registration statement continuously effective for a period from the date of such initial effectiveness until such time as there are no Registrable Securities (as defined in the Warrant Agreement) remaining.

SELLING STOCKHOLDER
This prospectus covers the resale or other disposition by the Selling Stockholder identified in the table below of the Warrants and the Warrant Shares, consisting of up to an aggregate of 11,076,968 shares of our Common Stock issuable upon the exercise of the Warrants. For additional information regarding the issuances of the Warrants and Warrants, see “Private Placement of Warrants” above. We are registering the Warrants and the Warrant Shares in order to permit the Selling Stockholder to offer the Warrants and the Warrant Shares for resale from time to time. In addition to entering into the Second Lien Credit Agreement with us and the ownership of the Warrants and the Warrant Shares, the Selling Stockholder has not had material relationships with us within the past three years.
The table below sets forth, as of August 22, 2025, the following information regarding the Selling Stockholder:
•the name of the Selling Stockholder;
•the number of Warrants owned by the Selling Stockholder prior to this offering, without regard to any beneficial ownership limitations contained in the Warrants;
•the number of Warrants to be offered by the Selling Stockholder in this offering;
•the number of Warrants to be owned by the Selling Stockholder assuming the sale of all of the Warrants covered by this prospectus, without regard to any beneficial ownership limitations contained in the Warrants;
•the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the Warrants covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of August 22, 2025;
•the number of shares of Common Stock owned by the Selling Stockholder prior to this offering, without regard to any beneficial ownership limitations contained in the Initial Warrants and the Warrants;
•the number of shares of Common Stock to be offered by the Selling Stockholder in this offering;
•the number of shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus; and
•the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of August 22, 2025.
Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholder has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of August 22, 2025.
All information with respect to the Warrants and Common Stock ownership of the Selling Stockholder has been furnished by or on behalf of the Selling Stockholder. We believe, based on information supplied by the Selling Stockholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the Warrants and Warrant Shares reported as beneficially owned by the Selling Stockholder. Because the Selling Stockholder identified in the table may sell a portion or all of the Warrants and/or Warrant Shares covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Warrants, no estimate can be given as to the portion of Warrants and Warrant Shares available for resale hereby that will be held by the Selling Stockholder upon termination of this offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Warrants and shares of Common Stock it beneficially owns in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholder will sell all of the Warrants or Warrant Shares that are covered by this prospectus, but will not sell any other shares of Common Stock that it presently beneficially owns.
In accordance with the terms of the Warrants, this prospectus generally covers the resale of the Warrants and the maximum number of Warrant Shares issuable upon exercise of the Warrants. The Selling Stockholder may sell all, some or none of their securities in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Warrants Beneficially Owned Prior to Offering (2)	Warrants Offered Pursuant to this Prospectus (3)	Warrants Beneficially Owned After Offering	Percentage of Warrants Beneficially Owned After Offering	Common Stock Beneficially Owned Prior to Offering (4)	Common Stock Offered Pursuant to this Prospectus (3)		Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering (5)
Mateo Financing, LLC(1)	11,076,968	11,076,968	0	0	8,379,021	8,379,021	(6)	0	0%
__________________
(1)Consists of 11,076,968 shares of Common Stock issuable to Mateo Financing, LLC (“Mateo”) pursuant to the Warrants held by Mateo and exercisable within 60 days hereof (subject to the beneficial ownership limitation set forth therein). Farallon Capital Management, L.L.C. (“FCM”), as the manager of Mateo, may be deemed a beneficial owner of such shares of Common Stock acquirable by Mateo upon exercise of the Warrants. Each of Joshua J. Dapice, Philip D. Dreyfuss, Hannah E. Dunn, Richard B. Fried, Varun N. Gehani, Nicolas Giauque, David T. Kim, Michael G. Linn, Patrick (Cheng) Luo, Rajiv A. Patel, Thomas G. Roberts, Jr., Edric C. Saito, William Seybold, Daniel S. Short, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”), as a senior managing member or managing member, as the case may be, of FCM, in each case with the power to exercise investment discretion, may be deemed a beneficial owner of such shares of Common Stock acquirable by Mateo upon exercise of the Warrants. Each of FCM and the Farallon Managing Members hereby disclaims any beneficial ownership of such shares. The address of Mateo, FCM, and the Farallon Managing Members is One Maritime Plaza, Suite 2100, San Francisco, California 94111.
(2)Includes the Warrants to purchase up to 11,076,968 shares of our Common Stock, which were issued in the Private Placement and are being offered for resale hereby. The Warrants have an exercise price of $1.25 per share and may be exercised for a period of ten years following the issuance date.
(3)Assumes the sale of all Warrants or all Warrant Shares offered by the Selling Stockholder pursuant to this prospectus.
(4)Up to 11,076,968 shares of Common Stock are issuable upon the exercise of the Warrants. However, the actual number of shares that may be acquired by the Selling Stockholder is not currently known. The shares issuable upon exercise of the Initial Warrants and the Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Selling Stockholder from exercising that portion of the outstanding balance under the Warrants that would result in the Selling Stockholder and its affiliates owning upon such exercise a number of shares of our Common Stock in excess of the beneficial ownership limitation, as applicable. Based on public information, the 4.99% beneficial ownership limitation caps the number of shares of Common Stock that could be acquired by Mateo at 8,379,021 shares.
(5)Percentage is based on 159,537,241 shares of Common Stock outstanding as of August 22, 2025 (and rounded to the nearest tenth of a percent) and assumes the sale of all Warrants or Warrant Shares offered by the Selling Stockholder pursuant to this prospectus.
(6)Represents the number of Warrant Shares issuable to the Selling Stockholder pursuant to the terms of the Warrants issued in the Private Placement.

PLAN OF DISTRIBUTION
As of the date of this prospectus, we have not been advised by the Selling Stockholder as to any plan of distribution. Distributions of the securities by the Selling Stockholder, or by its equity holders, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such party, or through underwriters, dealers or agents or on any exchange on which the securities may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the securities may be sold by the Selling Stockholder include:
•sales on Nasdaq or any national securities exchange or quotation service on which our securities may be listed or quoted at the time of sale;
•privately negotiated transactions;
•to or through underwriters, brokers, dealers or agents;
•exchange distributions and/or secondary distributions;
•sales in the over-the-counter market;
•“at the market” or through market makers or into an existing market for the securities;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•broker-dealers may agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
•block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;
•settlement of short sales entered into after the date of this prospectus (including short sales “against the box”);
•through the writing or settlement of options or other hedging transactions, whether or not the options are listed on an options exchange;
•through the distributions of the securities by any Selling Stockholder to its members, managers, affiliates, employees, directors or shareholders;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Stockholder may elect to make an in-kind distribution of its securities to its equity holders. To the extent that such equity holders are not affiliates of ours, such equity holders would thereby receive freely tradeable shares of our securities pursuant to the distribution through this registration statement.
The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, in each case if available, rather than under this prospectus.
The Selling Stockholder also may transfer their securities in other circumstances, in which case the transferees or other successors in interest may be the selling beneficial owners for purposes of this prospectus.
Such transactions may be effected by the Selling Stockholder at fixed prices, market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholder may effect such transactions by selling securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of the securities for whom they may act as agent. The Selling Stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the securities against certain liabilities, including liabilities arising under the Securities Act.
Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. If the Selling Stockholder effects such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder (and/or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 (“Rule 2121”); and in the case of a principal transaction a markup or markdown in compliance with Rule 2121.
The Selling Stockholder may act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the Selling Stockholder and the sale thereof may be made by the Selling Stockholder directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The Selling Stockholder may offer the securities covered by this prospectus into an existing trading market on the terms described in the applicable prospectus supplement relating thereto. Dealers and agents who participate in any at-the-market offerings will be described in the applicable prospectus supplement relating thereto. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. The Selling Stockholder may sell the securities through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment. If the Selling Stockholder utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Stockholder may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.
The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.
There can be no assurances that the Selling Stockholder will sell, nor is the Selling Stockholder required to sell, any or all of the securities offered under this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified Selling Stockholder may not be able to use this prospectus for resales until they are named in the Selling Stockholder table by prospectus supplement or post-effective amendment.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
Our Common Stock is listed The Nasdaq Global Select Market under the symbol “GPRO.”
The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (a) the date that the Selling Stockholder no longer owns any resale securities covered hereby and (b) the date on which all of the resale securities may be sold pursuant to Rule 144 without regard to any volume or manner of sale restrictions. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES
Our authorized capital stock consists of 500,000,000 shares of Class A common stock, $0.0001 par value per share, 150,000,000 shares of Class B common stock, $0.0001 par value per share and 5,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of applicable Delaware law.
Common stock
As of June 30, 2025, there were 26,258,546 shares of our Class B common stock outstanding, held by 24 stockholders of record and 131,924,549 shares of our Class A common stock outstanding, held by 337 stockholders of record.
Dividend rights
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Class A and Class B common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.
Voting rights
Holders of our Class A and Class B common stock have identical rights, except that holders of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to 10 votes for each share of Class B common stock held on all matters submitted to a vote of stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Our restated certificate of incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.
No preemptive or similar rights
Neither our Class A nor our Class B common stock is entitled to preemptive or redemption rights.
Conversion
Our Class A common stock is not convertible into any other shares of our capital stock. Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. In addition, each share of our Class B common stock will convert automatically into one share of our Class A common stock upon any transfer, whether or not for value, except for estate planning, intercompany and other similar transfers. Each share of our Class B common stock will convert automatically into one share of Class A common stock on the date that the total number of shares of Class B common stock outstanding represents less than 10% of the total number of shares of Class A and Class B common stock outstanding. Each share of our Class B common stock will also convert into one share of Class A common stock if such conversion is approved by the holders of a majority of the then-outstanding shares of Class B common stock. Once converted into Class A common stock, the Class B common stock may not be reissued. No class of our common stock may be subdivided or combined unless the other class of our common stock concurrently is subdivided or combined in the same proportion and in the same manner.
Right to receive liquidation distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A and Class B common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.
Fully paid and nonassessable
All outstanding shares of our Class A common stock and Class B common stock are, and the Warrant Shares be offered and sold in this offering will be, fully paid and non-assessable.
Preferred stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, unless approved by the affirmative vote of the holders of a majority of our capital stock entitled to vote, or such other vote as may be required by the certificate of designation establishing the series. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Class A or Class B common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A and Class B common stock. We have no current plan to issue any shares of our preferred stock.
Warrants
As of the date of this prospectus, we have outstanding 11,076,968 Warrants to purchase an aggregate of 11,076,968 shares of Common Stock.
Duration and Exercise
The Warrants will have an exercise price of $1.25 per share of Common Stock and are exercisable at any time and from time to time after August 4, 2025 and on or prior to the close of business on August 4, 2035. The Warrants are exercisable, at the election of the holder, either in full or in part, for Warrant Shares. The exercise price is subject to adjustment in connection with (i) stock splits, dividends or distributions or other similar transactions, (ii) the issuance of rights or warrants to holders of the Common Stock, and (iii) any distributions of assets, including cash, stock or other assets or property, to holders of the Common Stock.
Liquidity Event
In connection with any recapitalization, reorganization, reclassification, consolidation, merger, or other transaction, which, in each case, is effected in such a way that all of the holders of Common Stock are entitled to receive consideration with respect to or in exchange for Common Stock (other than a transaction that triggers an adjustment) (a “Liquidity Event”), each Warrant holder will have the right to receive, upon exercise of such Warrants, such consideration as would have been issued or payable in such Liquidity Event (if such Warrant holder had exercised such Warrant immediately prior to such Liquidity Event) with respect to or in exchange, as applicable, for the number of Common Stock that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Liquidity Event.
Transferability
In accordance with the terms of the Warrants and subject to certain registration requirements, a Warrant may be transferred at the option of the holder.

Fractional Shares
No fractional Warrant Shares, or scrip of any fractional Warrant Shares, will be issued upon the exercise of the Warrants. If any fraction of a share of Common Stock be issuable on the exercise of any Warrant, the holder will be entitled to receive a cash payment equal to such fraction multiplied by the Exercise Price (as defined in the Warrant) or round up to the next whole share.
Trading Market
There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrant will be limited.
Rights as a Shareholder
Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of Common Stock, the holders of Warrants do not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such Warrant holders exercise their warrants.
Registration Rights
Pursuant to the terms of the Warrants, we agreed to file a registration statement providing for the resale by the Selling Stockholder of the Warrants and Warrant Shares within 30 calendar days from the date of the issuance of the Warrants. We agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to keep such registration statement continuously effective until the earlier of (1) the date there are no Registrable Securities (as defined in the Warrant Agreement) remaining and (2) the date on which all Warrant Shares held by a holder may be sold pursuant to Rule 144 without regard to any volume, manner of sale, or public availability of information restrictions.
Anti-takeover provisions
The provisions of Delaware law, our restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.
Delaware law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any “business combination” with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder
Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock.
Restated certificate of incorporation and amended and restated bylaw provisions
Our restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:
•Dual class common stock. As described above in “—Common stock—Voting rights,” our restated certificate of incorporation provides for a dual class common stock structure pursuant to which holders of our Class B common stock have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the shares of our outstanding Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, and current investors, executives and employees with the ability to exercise significant influence over those matters.
•Board of directors vacancies. Our restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
Choice of forum
Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employees; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. There are several pending lawsuits challenging the validity of choice of forum provisions in other companies’ organizational documents. It is possible that a court could rule that such a provision is inapplicable or unenforceable.
Limitations of liability and indemnification
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Our amended and restated bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
We have insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.
We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
At present, we are not aware of any pending litigation or proceeding for which indemnification is sought involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and we are not aware of any threatened litigation that may result in claims for indemnification.
Nasdaq listing
Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “GPRO.”
Transfer agent and registrar
The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall Street, 23rd Floor, New York, New York, 10043, and its telephone number is (800) 937-5449.

LEGAL MATTERS
The validity of the issuance of our securities offered in this prospectus will be passed upon for us by Fenwick & West LLP, San Francisco, California.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC also maintains an Internet website that contains the registration statement of which this prospectus forms a part, as well as the exhibits thereto. These documents, along with future reports, proxy statements and other information about us, are available at the SEC’s website, www.sec.gov.
We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.gopro.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 17, 2025.
•Our Quarterly Reports on Form 10-Q for the three month periods ended (i) June 30, 2025, as filed with the SEC on August 11, 2025, and (ii) March 31, 2025, as filed with the SEC on May 12, 2025.
•Our Current Reports on Form 8-K filed with the SEC on March 25, 2025, March 28, 2025, April 8, 2025, June 5, 2025, July 11, 2025, August 1, 2025, August 4, 2025, and August 6, 2025.
•Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2025, and the accompanying additional proxy materials filed with the SEC on April 22, 2025.
Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in this prospectus). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: GoPro, Inc., 3025 Clearview Way, San Mateo, California 94402, c/o Investor Relations, telephone: (650) 332-7600. You may also access these documents on our website at www.gopro.com.
Information on our website, including subsections, pages, or other subdivisions of our website, or any website linked to by content on our website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

Warrants to Purchase up to 11,076,968 Shares of Common Stock
11,076,968 Shares of Common Stock Underlying the Warrants
GoPro, Inc.

PRELIMINARY PROSPECTUS

, 2025

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement. All amounts are estimates except the SEC’s registration fee.

Amount to be Paid
SEC registration fee	$2,425
Legal fees and expenses	$100,000
Accounting fees and expenses	$40,000
Transfer agent and registrar fees	$5,000
Miscellaneous expenses	$2,575
Total	$150,000
Item 14. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
As permitted by the Delaware General Corporation Law, the registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•any breach of the director’s duty of loyalty to the registrant or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends or stock purchases); or
•any transaction from which the director derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the registrant’s restated bylaws provide that:
•the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•the registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;
•the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•the rights conferred in the restated bylaws are not exclusive.
The registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, executive officer or employee of the registrant regarding which indemnification is sought. The indemnification provisions in the registrant’s restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act.
The registrant has directors’ and officers’ liability insurance for securities matters. The registrant currently carries liability insurance for its directors and officers.
Item 15. Recent Sales of Unregistered Securities
Since January 1, 2022, the Registrant has issued and sold the following unregistered securities:
On August 4, 2025, the Company entered into the Second Lien Credit Agreement. The Second Lien Credit Agreement provides a secured term loan in an aggregate principal amount of $50,000,000. In connection with entering into the Second Lien Credit Agreement, the Company issued the Warrants to the Selling Stockholder, which entitle the Selling Stockholder to purchase from the Company 11,076,968 shares of Common Stock, at any time and from time to time after August 4, 2025 and on or prior to the Expiration Date, at an exercise price of $1.25 per share, subject to certain adjustments. The Warrants are exercisable until the Expiration Date, at the election of the holder, for the Warrant Shares.
Item 16. Exhibit and Financial Statement Schedules
(a)Exhibits.
The exhibit index attached hereto is incorporated herein by reference.
(b)Financial Statement Schedules.
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)The undersigned registrant hereby undertakes that:
(i)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Incorporated by reference to Exhibit

3.01	Restated Certificate of Incorporation of the Registrant, with Certificate of Change of Registered Agent and/or Registered Office.	Exhibit 3.01 to the Registrant’s Form 10-K, filed February 15, 2019

3.02	Amended and Restated Bylaws of the Registrant.	Exhibit 3.02 to the Registrant’s Form S-1, filed November 10, 2014

4.01	Form of Registrant’s Class A Common Stock Certificate.	Exhibit 4.01 to the Registrant’s Form S-1, filed May 19, 2014

4.08	Description of Registrant’s Securities Registered Under Section 12 of the Exchange Act.	Exhibit 4.08 to the Registrant’s Form 10-K, filed February 14, 2020

4.09	Form of Common Stock Purchase Warrant dated August 4, 2025, by and among GoPro and Mateo Financing, LLC.	Exhibit 4.1 to the Registrant’s Form 8-K, dated August 4, 2025

5.1**	Opinion of Fenwick & West LLP.

10.01*	Form of Indemnity Agreement by and between the Registrant and each of its directors and executive officers.	Exhibit 10.01 to the Registrant’s Form S-1, filed May 19, 2014

10.02*	Form of Change in Control Severance Agreement.	Exhibit 10.09 to the Registrant’s Form S-1, filed May 19, 2014

10.03*	2010 Equity Incentive Plan, as amended, and form of stock option agreement and restricted stock unit agreement.	Exhibit 10.02 to the Registrant’s Form S-1, filed May 19, 2014

10.04*	2014 Equity Incentive Plan, as amended, and forms thereunder.	Exhibit 10.03 to the Registrant’s Form 10-Q, filed July 29, 2016

10.05*	2014 Employee Stock Purchase Plan and forms thereunder	Exhibit 10.04 to the Registrant’s Form S-1/A, filed June 11, 2014

10.06*	Executive Severance Policy.	Exhibit 10.06 to the Registrant’s Form 10-K, filed February 15, 2019

10.07*	Employment Letter to Nicholas Woodman from the Registrant, dated June 2, 2014.	Exhibit 10.16 to Registrant’s Form S-1/A, filed on June 11, 2014

10.08*	Waiver Agreement dated March 19, 2025, by and between Nicholas Woodman and the Registrant.	Exhibit 10.1 to the Registrant’s Form 8-K, filed March 25, 2025

10.10*	Offer Letter to Brian McGee from the Registrant, dated September 3, 2015.	Exhibit 10.12 to the Registrant’s Form 10-K, filed February 16, 2017

10.11*	Offer Letter to Dean Jahnke from the Registrant, dated March 5, 2014.	Exhibit 10.12 to the Registrant’s Form 10-K, filed February 10, 2023

10.12	Office Lease Agreement, dated as of November 1, 2011, by and between Locon San Mateo, LLC and the Registrant, as amended, and other leases for the Registrant’s headquarters.	Exhibit 10.12 to the Registrant’s Form S-1, filed May 19, 2014

10.13	Eighth amendment to Office Lease Agreement, by and between RAR2 - Clearview Business Park Owner QRS, LLC and the Registrant, dated February 24, 2016.	Exhibit 10.15 to the Registrant’s Form 10-K, filed February 16, 2017

10.14	Ninth amendment to Office Lease Agreement, by and between RAR2 - Clearview Business Park Owner QRS, LLC and the Registrant, dated August 3, 2016.	Exhibit 10.16 to the Registrant’s Form 10-K, filed February 16, 2017

10.15	First Amendment, dated August 12, 2016, to Office Lease Agreement dated November 1, 2011, between the Company and RAR2-Clearview Business Park Owner, LLC.	Exhibit 10.02 to the Registrant’s Form 10-Q, filed August 4, 2017

10.16	Tenth amendment to Office Lease Agreement by and between HG Clearview Owner LLC and the Registrant, dated April 30, 2019	Exhibit 10.01 to the Registrant’s Form 10-Q, filed May 10, 2019

Exhibit Number	Description of Exhibit	Incorporated by reference to Exhibit

10.17	Credit Agreement by and among Registrant, the Lenders party thereto and Wells Fargo Bank, National Association, N.A. dated January 22, 2021.	Exhibit 10.22 to the Registrant’s Form 10-K, filed February 12, 2021

10.18	Indenture, dated as of November 24, 2020, between the Company and Wells Fargo Bank, National Association (including the form of 1.25% convertible senior notes due 2025).	Exhibit 4.1 to the Registrant’s Form 8-K, filed November 24, 2020

10.19	Sub-Lease Agreement, dated as of October 14, 2021, by and between Skydio and the Registrant, for the Registrant’s headquarters’ buildings E and F.	Exhibit 10.25 to the Registrant’s Form 10-K, filed February 11, 2022

10.20	Office lease agreement between Carlsbad1-Commerce, LLC and the Registrant dated April 17, 2023.	Exhibit 10.03 to the Registrant’s Form 10-Q, filed August 3, 2023

10.21*	GoPro, Inc. 2024 Equity Incentive Plan and related form agreements.	Exhibit 10.01 to the Registrant’s Form 8-K, filed June 9, 2023

10.22*	GoPro, Inc. 2024 Employee Stock Purchase Plan and related form agreements.	Exhibit 10.02 to the Registrant’s Form 8-K, filed June 9, 2023

10.23	Amendment No. 1 dated March 10, 2023, to Credit Agreement by and among Wells Fargo Bank, N.A., Registrant, and the Lenders party thereto dated January 22, 2021.	Exhibit 10.01 to the Registrant’s Form 10-Q, filed May 9, 2023

10.24	Credit Agreement dated August 4, 2025, by and among GoPro and Farallon Capital Management, L.L.C., on behalf of the lenders thereunder.	Exhibit 10.1 to the Registrant’s Form 8-K, dated August 4, 2025

10.25	Amendment No. 2 to Credit Agreement dated August 4, 2025, by and among GoPro and Wells Fargo Bank, National Association, on behalf of the lenders thereunder.	Exhibit 10.2 to the Registrant’s Form 8-K, dated August 4, 2025

10.26	Warrant Agreement dated August 4, 2025, by and among GoPro and Mateo Financing, LLC.	Exhibit 10.3 to the Registrant’s Form 8-K, dated August 4, 2025

21.01	List of Subsidiaries.	Exhibit 21.01 to the Registrant’s Form 10-K, filed March 17, 2025

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Fenwick & West LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page).

107**	Filing Fee Table.
__________________
*Management contract or compensatory plan or arrangement.
**Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 29th day of August, 2025.

GOPRO, INC.

By:	/s/ Brian McGee
Brian McGee
Chief Financial Officer and Chief Operating Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas Woodman and Brian McGee, and each of them, as his or her true and lawful attorney-in-fact, proxies and agents, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas Woodman	Chief Executive Officer and Chairman (Principal Executive Officer)	August 29, 2025
Nicholas Woodman

/s/ Brian McGee	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	August 29, 2025
Brian McGee

/s/ Charles Lafrades	Chief Accounting Officer (Principal Accounting Officer)	August 29, 2025
Charles Lafrades

/s/ Tyrone Ahmad-Taylor	Director	August 29, 2025
Tyrone Ahmad-Taylor

/s/ Emily S. Culp Hogue	Director	August 29, 2025
Emily S. Culp Hogue

/s/ Michael C. Dennison	Director	August 29, 2025
Michael C. Dennison

/s/ Shaz Kahng	Director	August 29, 2025
Shaz Kahng

/s/ Miguel A. Lopez Ben	Director	August 29, 2025
Miguel A. Lopez Ben

/s/ Susan Lyne	Director	August 29, 2025
Susan Lyne